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                                                                   EXHIBIT 10.15



                               EQUITY HOLDER AGREEMENT


         EQUITY HOLDER AGREEMENT dated as of September 18, 1997, between BANQUE PARIBAS ("Paribas") and FLEET NATIONAL BANK ("Fleet" and together with Paribas, the "Banks") and TELETRAC HOLDINGS, INC. (the "Company").

         WHEREAS Teletrac, Inc. ("Teletrac"), a wholly-owned subsidiary of the Company, has entered into a Credit Agreement dated as of the date hereof with the Lenders named therein, Paribas as Administrative Agent and Fleet as Documentation Agent; and

         WHEREAS, as an inducement to the Banks to enter into the Credit Agreement and to consummate the transactions contemplated thereby, the Company has agreed to issue to the Banks warrants (the "Warrants") to purchase up to an aggregate 11,414 shares of Class A Common Stock, $.01 par value, of the Company (subject to adjustment as provided in the Warrants, collectively, the "Warrant Shares"); and

         WHEREAS the parties desire to provide for certain rights and restrictions in respect of the Warrants and the Warrant Shares;

         NOW THEREFORE, the parties hereby agree as follows:

         1. JOINDER TO THE STOCKHOLDERS AGREEMENT; CERTAIN WAIVERS. (a) Each of the Banks hereby agrees, effective as of the date hereof, to become a party to that certain Stockholders Agreement (the "Stockholders Agreement") dated as of December 6, 1997 by and among Teletrac and the parties named therein, as amended and assigned to the Company effective July 31, 1997. For all purposes of the Agreement, except as provided below, each of the Banks shall be included within the term "Common Investor" and "Stockholder" (each as defined in the Agreement). As of the date hereof, each of the Banks, as to itself, severally and not jointly, makes each of the representations and warranties set forth in Section 2.1 of the Stockholders Agreement.

         (a) In addition, the Company and the Banks agree that each of the Banks shall have the same rights with respect to the Warrant Shares as are provided in Section 3.1(f) and Section 3.7 of the Stockholders Agreement to Toronto Dominion Capital

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(U.S.A.), Inc., EOS Partners SBIC, L.P, and BancBoston Ventures, Inc. with respect to shares of the Company's Common Stock as if each of the Banks were also named in said Sections.

         (b) Notwithstanding the foregoing (but without limitation of the Banks' rights under Section 3 hereof), each of the Banks and the Company understand and agree that the Banks hereby irrevocably waive all rights under Articles IV and VI of the Stockholders Agreement, and that neither of the Banks shall be considered a "Stockholder" for purposes of said Articles.

         2. REGISTRATION RIGHTS. For purposes of this Section 2, the term "Bank" shall mean and include any Bank and any subsequent holder of Warrants or Warrant Shares that agrees in writing to bound by the provisions of this Section 2.

         2.1 NOTICE OF REGISTRATION TO BANK. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) a registration relating solely to employee benefit plans on Form S-8 (or any successor form) or (ii) a registration relating solely to a Commission Rule 145 transaction on Form S-4 (or any successor form), the Company will:

         (a)       promptly give to each Bank written notice thereof; and

         (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Warrant Shares specified in a written request or requests, made within 15 days after receipt of such written notice from the Company described in Section 2.1(a), by any Bank or Banks.

         2.2  UNDERWRITING.   (a)  If the registration of which the Company
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Banks as a part of the written notice given pursuant to Section 2.1(a). In such event, the right of any Bank to registration pursuant to this Section 2 shall be conditioned upon such Bank's participation in such underwriting and the inclusion of such Bank's Warrant Shares in the underwriting to the extent provided herein. All Banks proposing to distribute their securities through such underwriting shall (together with the Company) enter into an

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underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

         (b) Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Warrant Shares from such registration and underwriting. The Company shall so advise all Banks requesting registration, and the number of shares of Common Stock to be included in such registration shall be allocated as follows: first, for the account of the Company, all shares of Common Stock proposed to be sold by the Company; second, for the account of "Holders" as defined in the Amended and Restated Registration Rights Agreement dated as of December 6, 1996, among Teletrac and such Holders, as assigned to the Company effective July 31, 1997 and as amended from time to time (the "Registration Rights Agreement"), the number of shares of Common Stock requested to be included in the registration by such Holders as provided in the Registration Rights Agreement; and third, for the account of the Banks, the number of Warrant Shares requested to be included in the registration by such Banks in proportion, as nearly as practicable, to the respective amounts of Warrant Shares that are proposed to be offered and sold by such Banks at the time of filing the registration statement. No Warrant Shares excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration.

         2.3 EXPENSES. All Registration Expenses incurred in connection with any registration, qualification of compliance pursuant to this Section 2 shall be borne by the Company. All Selling Expenses relating to Warrant Shares registered by the Banks shall be borne by the Banks pro rata on the basis of the number of Warrant Shares so registered. For purposes of this Section 2:

         (a) "Registration Expenses" shall mean all expenses incurred by the Company in complying with this Section 2, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for the Company, fees and disbursements for one legal counsel for the selling stockholders, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of

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    the Company which shall be paid in any event by the Company); and

         (b) "Selling Expenses" shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Warrant Shares registered by the Banks.

         2.4 OTHER MATTERS RELATING TO REGISTRATION. The provisions of Articles 6, 7, 8, 9, 10, 11 and 12 of the Registration Rights Agreement shall be deemed, MUTATIS MUTANDIS, to apply to and govern all other rights and obligations of the parties under this Section 2, with references therein to "Holders" being deemed to be references to the Banks and references to "Registrable Securities" being deemed to be references to the Warrant Shares; PROVIDED, that the provisions of Article 8 shall apply to the Banks only with respect to registrations in which (notwithstanding the provisions of Section 2.2 above) the Banks shall have been afforded the opportunity to include Warrant Shares PRO RATA with the Holders, as if the Warrant Shares were included in the definition of "Registrable Securities" and the Banks were included in the definition of "Holders" for purposes of Section 4.2 of the Registration Rights Agreement.

         2.5 REGISTRATION RIGHTS AMENDMENT. The Company covenants to use commercially diligent efforts to cause the Banks to be added as parties to the Registration Rights Agreement in accordance with Article 13 thereof with respect to the Warrant Shares (such that the Warrant Shares shall be included in the definition of "Registrable Securities" and the Banks shall be included in the definition of "Holders" for purposes thereof) on or prior to the earliest of (i) the first anniversary of the date hereof, (ii) the consummation of the Equity Round (as hereafter defined), if any, and (iii) the Company's entering into any underwriting agreement with respect to the distribution of "Registrable Securities" (within the meaning of the Registration Rights Agreement). Upon the execution and delivery of such amendment by all necessary parties, the Banks and the Company agree that this Section 2 will expire and terminate, and that all matters relating to registration rights in the Warrant Shares will be governed by the Registration Rights Agreement, as so amended.

         3. COINVESTMENT. The Company agrees that, at the time of closing of the Company's first sale of equity securities for cash to third party investors following the date hereof (the

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"Equity Round"), the Banks shall have the right, at their option, to purchase in the aggregate up to $5,000,000 of the equity securities sold in the Equity Round (such aggregate $5,000,000 of equity securities to be allocated between the Banks in a manner to be agreed between them). In connection with the foregoing, the Company shall provide the Banks with reasonable prior notice of any prospective Equity Round, together with a copy of the term sheet or draft documentation prepared in connection therewith. Any purchase of equity securities by the Banks as provided herein shall be on the same terms and conditions as apply in the Equity Round to investors purchasing a similar amount of securities. The option provided in this Section 3 (i) shall not be exercisable unless and until there shall be a closing under the Equity Round, the terms and conditions of which are acceptable to the Company in its sole discretion, and (ii) shall expire upon the closing of the Equity Round, whether or not the Banks fully exercise the option provided herein.

         4. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to each of the Banks that the execution and delivery of, and performance by the Company of its obligations under, this Agreement have been duly authorized by all requisite corporate action and do not violate any provision of law, any order, judgment or decree of any court or other agency of government, the Certificate of Incorporation of By-Laws of the Company or any indenture, agreement or other instrument to which the Company is a party or by which it is bound, or conflict with, result in a breach of, or constitute (with notice or lapse of time or both) a default under, any such agreement, indenture or other instrument. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to bankruptcy, insolvency, moratorium, and other similar laws from time to time in effect and to the discretion of the courts in granting equitable remedies). The Company has the power and authority to afford the Banks the rights set forth herein and such rights are enforceable by the Banks in accordance with the terms hereof (subject to bankruptcy, insolvency, moratorium, and other similar laws from time to time in effect and to the discretion of courts in granting equitable remedies).
4.
         5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within the state without giving effect to any choice or

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conflicts of law principles that would cause the application of domestic substantive laws of any other jurisdiction.

         6. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

         7. ENTIRE AGREEMENT; AMENDMENTS. This Agreement constitutes the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof, and may only be amended by an instrument in writing signed by the parties hereto.

         8. NOTICES. Notices hereunder shall be given in the same manner as provided in Section 14.03 of the Credit Agreement.

         9. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         10. TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         11. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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         IN WITNESS WHEREOF, the undersigned have executed this Equity Holder
Agreement as of the day and year first above written.


                             TELETRAC HOLDINGS, INC.



                             By
                               -------------------------------
                             Alan Howe, Vice President of
                             Finance and Corporate Development



                             BANQUE PARIBAS



                             By
                               -------------------------------
                             Darlynn Ernst, Assistant Vice
                             President, Media-Entertainment
                             Finance Group




                             By
                               -------------------------------
                             Stanley P. Berkman
                             Managing Director, Western Region


                             FLEET NATIONAL BANK



                             By
                                ------------------------------
                             Christopher A. Swindell, Vice President,
                             Media & Communications Group